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Honeywell International Inc.
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HONEYWELL SHAREHOLDER ENGAGEMENT MATERIALS March/April 2017

1

Forward Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management's assumptions and assessments in light of past experience and trends, current market, economic, legislative, political, regulatory and industry conditions, expected future developments and other relevant factors. Actual capital deployment will depend on timing and final details of changes to tax code as well as then current market and operating conditions. Forward looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This presentation contains financial measures presented on a non-GAAP basis. Honeywell's non-GAAP financial measures include core organic sales growth (as defined below); segment profit, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, which we define as segment profit divided by sales; free cash flow, which we define as cash flow from operations less capital expenditures; and free cash flow conversion, which we define as free cash flow divided by net income excluding pension mark-to market expenses and debt refinancing charges. Non-GAAP financial measures also include earnings per share adjusted to exclude pension mark-to-market expenses, and as applicable, fourth quarter 2016 debt refinancing charges and the impact of 2016 divestitures. The respective tax rates applied when adjusting earnings per share to exclude these items and when calculating free cash flow conversion are identified in reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this presentation for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Peer Comparison

Peer comparisons use certain non-GAAP financial information that both Honeywell and each peer company utilize in their financial disclosures and investor presentations. Each peer company adjusts its GAAP financial results in a different manner and their presentation of this non-GAAP information is subject to change from time to time.

Honeywell
THE POWER OF CONNECTED

Agenda 2 • Review Of Honeywell 2016 Financial Performance » Financial Performance V ersus Peer Group And Multi - Industry Peers • Engagement With Shareowners In 2016 • Executive Compensation: 2016 Actions and Significant Program Changes • Governance Changes In 2016: Strengthening The Lead Director Role

Homes & Buildings 27% Comm'l Aero 19% Int'l Defense 3% U.S. Defense/ Services 8% Oil & Gas 15% Chemical & Specialty Products 8% TS 8% Industrial & Workers 12% Honeywell: An Industrial & Aerospace Technology Company Building A Smarter, Safer, And More Sustainable World 3 Who We Are ~$95B Market Cap ~$39B In Sales ~$7B Segment Profit ~ 54% International • Honeywell invents and manufactures technologies that address some of the world’s most critical challenges around energy , safety , security, productivity and global urbanization — Pioneering the connected aircraft in Aerospace — Connecting homes and buildings in Home and Building Technologies — Automating processes and developing advanced materials in Performance Materials and Technologies — Driving worker and warehouse productivity in Safety and Productivity Solutions — ~ 131,000 employees across 70 countries Diversified Across End - Markets Unique Scale and Non - U.S. Presence 225, 38, 28 64, 64, 64 217, 217, 217 0, 0, 168 TOTAL $39.3B SALES 127, 127, 127

4

2016 Performance Relative To Peers


Sales
-0.9%
0.7%
1.9%
Comp Peer Median
Multi-Industry Peer Median
HON
EPS
7.4%
6.3%
8.2%
Comp Peer Median
Multi-Industry Peer Median
HON
Net Income
2.0%
1.1%
6.4%
Comp Peer Median
Multi-Industry Peer Median
HON
ROIC*
12.0%
13.0%
16.3%
Comp Peer Median
Multi-Industry Peer Median
HON

Comp Peer Median Reflects Compensation Peer Group Median; Multi-Industry Peer Median Includes EMR, GE, MMM, And UTX; Peer Median Net Income And EPS Reflect Adjusted (Non-GAAP) Results

** ROIC = Adjusted Net Income Before Interest ÷ Net Investment (2-Point Average)*

Adjusted Net Income Before Interest = Net Income (Honeywell Ex-Pension MTM And 4Q16 Debt Refinancing Expenses) + After-Tax Interest

EPS For Honeywell Excludes ***Pension Mark-To-Market Adjustment And Impact From 4Q16 Debt Refinancing Charges***

Net Investment = Book Value Of Equity + Total Debt

2016 Marked Another Year Of Outperformance By Honeywell

Honeywell Key Financial Metrics (2014 – 2016) Consistent Results While Continuing To Invest In T he Business 5 17.6% 17.7% 16.3% 2014 2015 2016 Return On Invested Capital * $5.56 $6.10 $6.60 2014 2015 2016 EPS 15.0% 21.7% 35.7% 1-Yr 2-Yr 3-Yr TSR Ex. F/X, M&A, Divestitures, & OEM Incentives 16.6% 18.8% 18.3% 17.9% 19.3% 19.8% 2014 2015 2016 Segment Margin $35.1 $36.0 $35.9 $40.3 $38.6 $39.3 2014 2015 2016 Sales Ex. F/X, M&A, Divestitures, & OEM Incentives Free Cash Flow $4.0B $4.4B $4.4B 2014 2015 2016 15% 228% 139% 36% 579% Honeywell’s Total Cumulative Shareowner Return (TSR) 1 - Year 3 - Year 5 - Year 10 - Year Dave Cote Tenure (15 Years) 10 Years: 86 th Percentile Vs. Compensation Peer Group Dave Cote’s Tenure: 100 th Percentile Vs. Compensation Peer Group * ROIC = Adjusted Net Income Before Interest · Net Investment (2 - Point Average) Adjusted Net Income Before Interest = Net Income (Honeywell Ex - Pension MTM And 4Q16 Debt Refinancing Expenses) + After - Tax Inter est Net Investment = Book Value Of Equity + Total Debt TSR Calculated As Of December 31, 2016; EPS E xcludes Pension Mark - To - Market Adjustment And Impact From 4Q16 Debt Refinancing Charges

6

Return Measures (3-Year Average Compared To Peer Group)


ROIC*
12.5%
13.1%
17.2%
Comp Peer Median
Multi-Industry Peer Median
HON
3-Yr TSR
24.1%
13.9%
35.7%
Comp Peer Median
Multi-Industry Peer Median
HON
Return On Assets
6.2%
8.0%
9.8%
Comp Peer Median
Multi-Industry Peer Median
HON
Return On Equity
20.4%
21.3%
26.2%
Comp Peer Median
Multi-Industry Peer Median
HON

Note: Reflects 2014-2016 Fiscal Year Data; Comp Peer Median Reflects Compensation Peer Group Median; Multi-Industry Peer Median Includes EMR, GE, MMM, UTX
**ROIC = Adjusted Net Income Before Interest ÷ Net Investment (2-Point Average)*
Adjusted Net Income Before Interest = Net Income (Honeywell Ex-Pension MTM And 4Q16 Debt Refinancing Expenses) + After-Tax Interest
Net Investment = Book Value Of Equity + Total Debt
ROA = Adjusted Net Income ÷Total Assets (2 – Point Average)
ROE = Adjusted Net Income ÷Total Shareowner Equity (2 – Point Average)
TSR Calculated As Of December 31, 2016

Return Measures Demonstrate Long-Term Sustainability Of Results

Shareowner Outreach 7

8

Engagement with Shareowners In 2016

Outreach To Our Shareowners

- Unprecedented Level Of Engagement With Honeywell Shareowners In 2016
- During Summer/Fall, Extended Invitations To 32 Largest Shareowners Representing 45% Of Outstanding Shares For Open Dialogue On Compensation And Governance
- 16 Shareowners Accepted Our Invitation Representing Approximately 1/3 Of Honeywell Shares
- Lead Director And Chair Of Compensation Committee Participated In 8 Of These Meetings, Often Face-To-Face

What We Learned From Engagement

- Most Shareowners Supportive And In Agreement With Changes To Our Executive Compensation Plans
  - Some Shareowners Wanted Assurance That Compensation Changes Would Help Create Long-Term Value And Were Not An Overreaction To 2016 'Say-On-Pay' Vote Outcome
- Appreciative Of Our Responsiveness In Strengthening The Lead Director Role
- Comfortable With The Transparency And Level Of Disclosure Related To CEO Succession Plan
- Supportive of Honeywell's ESG Profile and Board Diversity and Skill Set

Significant Level Of Communication Between Board And Shareowners

Executive Compensation 9

10

Summary of Compensation Program Changes

	2016	2017	2018	LINK TO STRATEGY & PERFORMANCE
Base Salary	Base salaries are determined based on scope of responsibility, years of experience and individual performance.			To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation.
Annual Incentive Compensation Program ("ICP")	Cash award; 80% based on formulaic determination against pre-established financial metrics. 20% based on assessment of individual performance. Prior year actual award as baseline (last year we will use this approach).	Cash award; 80% based on formulaic determination against pre-established financial metrics. 20% based on assessment of individual performance. Reset annual baseline award for the CEO and the whole leadership team to their annual target ICP as a percent of base pay.		To motivate and reward executives for achieving annual corporate, SBG and functional goals in key areas of financial and operational performance.
Long Term Incentive Compensation ("LTI")	**<u>Stock Options:</u>** • CEO: 66% of LTI • Other NEOs: 48% of LTI	**<u>Stock Options:</u>** • Ramp down weighting	**<u>Stock Options:</u>** • CEO and whole leadership team: 25% of LTI	Directly aligns the interest of our executives with shareowners. Options only have value for executives if the operating performance results in stock price appreciation.
	<u>Biennial Growth Plan Units:</u> • CEO: 34% of LTI • Other NEOs: 24% of LTI	**<u>3-Year Performance Plan:</u>** • Stock-based PSUs • Ramp up weighting • Will include TSR and financial metrics	**<u>3-Year Performance Plan</u>** • CEO and whole leadership team: ~50% of LTI • Stock-based PSUs • Will include TSR and financial metrics	Focuses executives on the achievement of specific financial performance goals directly aligned with our operating and strategic plans.
	<u>Performance-based Restricted Stock Units:</u> • CEO: None • Other NEOs: 28% of LTI • 3-Year Relative TSR	**<u>Restricted Stock Units:</u>** • None	**<u>Restricted Stock Units:</u>** • CEO and whole leadership team: 25% of LTI • Time-based for retention	Encourages key executive retention. 100% of award based on TSR relative to peers.

Demonstrating Responsiveness To Shareowners

11

2016 Total Annual Direct Compensation – MDCC View

NEO	Position	Base Salary	Annual Bonus	Stock Options	Performance Restricted Stock Units[(A)(C)]	2016-2017 Growth Plan [(B)(C)]	Total Annual Direct Compensation [(C)]
David M. Cote	Chairman & CEO	$1,890,000	$5,700,000	$9,348,000	$0	$4,750,000	$21,688,000
Thomas A. Szlosek	Chief Financial Officer	$840,000	$850,000	$2,337,000	$1,337,500	$1,250,000	$6,614,500
Darius Adamczyk	Chief Operating Officer	$1,120,383	$1,450,000	$3,896,000	$1,671,875	$2,000,000	$10,138,258
Timothy O. Mahoney	Aerospace - President & CEO	$917,019	$850,000	$2,726,500	$2,006,250	$1,250,000	$7,749,769
Krishna Mikkilineni	SVP - Engineering, Ops and IT	$717,678	$725,000	$2,181,200	$1,471,250	$1,000,000	$6,095,128

(A) Performance Restricted Stock Units with 100% of payout tied to Honeywell's relative TSR performance against Compensation Peer Group over 3 years, followed by longer-term vesting period (3-5 for Mahoney; 3-5-7 for others). Last biennial grant before compensation program changes.

(B) Annualized target value of biennial Growth Plan award for the 2016-2017 performance cycle. Last 2-year cycle before compensation program changes.

(C) Reflects MDCC's view that 50% of value of 2016-2017 biennial awards should be attributed to each of 2016 and 2017. Under SEC requirements for the Proxy Summary Compensation Table, 100% of the Performance RSUs are reported in the 2017 Proxy as 2016 compensation (in year granted) and 100% of the actual earned 2016-2017 Growth Plan awards will be reported in the 2018 Proxy as 2017 compensation (in the last fiscal year in performance period) even though payments made in 2018 and 2019.

- 100% Of The Performance RSUs Contingent On 3-year relative TSR Against Peers (Vs. 30% Previously)
- New Approach To Determine Annual Bonus (ICP) Amounts – Last Year Using Prior Year Actual As Baseline
- Last Year With Heavier Weight In Stock Options; Last Year With Biennial Grants Of RSUs And 2-year GPUs

Initial Steps Taken In Significant Exec Comp Program Transformation

12

2016 RSUs – 100% Performance Contingent

NEO	Target # of Shares (1)	Grant Date Value (2)	Vesting (3)	Attributed to 2016 (4)
Thomas A. Szlosek	20,000	$2,675,000	33% in 3 years; 33% in 5 year; 34% in 7 years	$1,337,500
Darius Adamczyk	25,000	$3,343,750	33% in 3 years; 33% in 5 year; 34% in 7 years	$1,671,875
Timothy O. Mahoney	30,000	$4,012,500	50% in 3 years; 50% in 5 year	$2,006,250
Krishna Mikkilineni	22,000	$2,942,500	33% in 3 years; 33% in 5 year; 34% in 7 years	$1,471,250

(1) Performance RSUs with 100% of payout tied to Honeywell's relative TSR performance against Compensation Peer Group over 3-years, followed by longer-term vesting.

(2) Based on grant date value of $133.75, which reflects performance features. Valuation conducted by independent valuation company.

(3) Reflects longer time-vesting period. First 3-years corresponds with the relative-TSR performance period.

(4) Reflects annualized value attributed to the 2016 Compensation year by the Committee. Last biennial cycle prior to program changes.

- First Action After 2016 Shareowners Meeting.
- Number Earned Based On HON's 3-Year Cumulative TSR Relative To The 2016 Compensation Peer Group.
- Target Number Of Shares Earned At 50th Percentile. No Shares Paid If Perform Below 35th Percentile. Up To 200% Of Target Shares Earned For Performance At Or Above The 75th Percentile. Extrapolate For Intermediate R-TSR Points.
- Longer Vesting Periods To Strengthen Retention.

Performance Features Added To Last Biennial RSUs; No RSUs In 2017

ICP – Change in Approach For 2016

13

Quantitative (80% of Target ICP) - Based on Performance Against Pre-Established ICP Goals

	Corporate ICP Metric	2016 ICP Goal (Target)*	2016 Target V. 2015 Actual	2016 Actual	Achievement	Metric Funding ** 5.0/ (2.5)	ICP Metric Weight	Funding %
Corp. Level Goals	EPS	$6.575	+8%	$6.60	100.4%	101.9%	50%	51.0%
	FCF ($M)	$4,700	+7%	$4,403	93.7%	84.1%	50%	42.0%
	* midpoint of initial guidance range. ** based on leverage table.			Quantitative (80% for Corp. NEO before Qualitative):				93.0%

Qualitative (20% of Target ICP) - MDCC Decision Based on 2016's Significant Accomplishments, Including:

- Outperformance vs. Peers on Sales, EPS, Net Income and ROIC
- Significant Success in Capital Deployment
  - ASIX Spin-off to Shareowners; HTSI Divestiture and Gain Deployment
  - Acquisitions (3 closed; 8 integrated in 2016), $8 Billion+ Debt Restructuring, Capex, R&D, Repositioning, OEM Incentives
  - Grew Dividend by 12% and Repurchased $2.1B in Shares
- Execution on CEO and Other Leadership Transitions
- Portfolio Realignments (ACS split into HBT & SPS)

All NEOs - Range of ICP Payouts:	Funding %		Weighting		Payout Range
Quantitative: Range of ICP Payout Based on Formula [(1)]	85.6% - 93.0%	x	80%	=	68.5% - 74.4%
Qualitative: Range of MDCC Decisions Based on Individual Assessment	128% - 186%	x	20%	=	25.6% - 37.2%
TOTAL 2016 ICP - RANGE OF ACTUAL PAYOUTS:					94.5% - 111.6%

[(1)] Quantitative Portion for NEO employed in SBG based 50% on Corporate and 50% on SBG-level Net Income and FCF performance against pre-established ICP goals.

More Defined Approach Implemented - Improved Visibility

Final Grant of Growth Plan Units Was in 2016 Growth Plan Financial Targets Are Extremely Rigorous 14 • Grants Made I n February 2016: Payout Occurs 50% In March 2018 And 50% In March 2019 • Aggressive Targets Set For 2016 - 2017 Two - Year Performance Cycle • MDCC Retroactively Decided to Convert CEO Grant For Settlement In Shares Instead Of Cash (200%) (7.5% CAGR) (+180 bps) (+430 bps) Target $83.132 19.6% 22.8% (100%) (5.1% CAGR) (+130 bps) (+330 bps) 1/3 Weight 1/3 Weight 1/3 Weight 20.1% 23.8% TOTAL REVENUE ($ billions) ROI EXPANSION (2.6% CAGR) (+80 bps) 22.3% (+280bps) SEGMENT MARGIN EXPANSION (50%) Maximum PAYOUT RANGE $86.041 2016-2017 GROWTH PLAN GOALS - TOTAL HONEYWELL $80.222Threshold 2-Year Total 2-Year Change 2-Year Change 19.1% Rigor Of Goals 24.8% 23.8% 23.3% Total Revenue : At Target, HON Revenues Need To Grow At 5.1% CAGR In ’16 - ’17 (Versus 1.5% Actual CAGR In ’14 - ’15) Segment Margin : At Target, HON Must Expand Margins To 19.6%, Versus 17.3% In ’14 - ’15 ROI : At Target, HON Must Improve ROI By 330 bps vs. ’14 - ’15 ROI Actual Of 20.3% (Adjusted For Acquisitions)

Evolution Of Honeywell Executive Compensation, 2016 - 2018 Changes T o CEO Compensation Address Both Mix And Magnitude 15 9% 26% 22% 43% CEO - 2016 Base Salary ICP 2-Yr Growth Plan Stock Options 9% 17% 38% 18% 18% CEO – 2018 (approximate) Base Salary ICP 3-Yr Performance Stock Units Stock Options RSUs • By 2018, We W ill H ave R educed Time - Based O ptions F rom 43% To 18% Of TDC • 100% Cash - Based GPUs with 2 - Year Non - Overlapping Performance Periods Replaced W ith Performance Stock Units with 3 - Year Overlapping Performance Periods • LTI Weighting Shifted In Favor of Performance Stock Units with Payout T ied T o O bjective Metrics and 3 - Year Relative TSR (New Element A dded To CEO Compensation Mix). Relative TSR Threshold A t 35 th Percentile 2018 Comparative Magnitude Vs. Peers ~ 50 th Percentile

Governance Changes in 2016 16

17

Responding To Shareowners: Lead Director Role Changes

- **Lead Director Position Will Now Be Permanent (Eliminating One-Year Rotation Based On Seniority)**
  - The Board Intends To Biennially Review The Lead Director's Performance And, As Appropriate, Re-Elect Or Elect One Of Its Members

- **Selection Criteria For Lead Director Disclosed In 2017 Proxy:**
  - Criteria Includes: Knowledge And Understanding Of Honeywell, Its Technologies And The End Markets That It Serves, Experience Leading a Large, Complex Organization, Global Outlook, And Effective Communication Skills

- **Duties Of Lead Director Expanded:**
  - New Duties Include: Providing Guidance On Key Strategic And Operational Board Agenda Topics, Periodic Consultation With Management About The Scope And Content Of Materials Provided To The Board, And Serving As Ex-Officio Member Of Each Board Committee

- **Mr. Jaime Chico Pardo To Serve As Lead Director Through April 2018 Annual Meeting**
  - Board Believes That Mr. Chico Pardo Best Meets Selection Criteria
  - Relinquished Role As Chairman Of Retirement Plans Committee, Replaced By Dr. Bradley T. Sheares

Strengthening Scope Of Lead Director Role

18 Appendix Reconciliation O f Non - GAAP Measures T o GAAP Measures

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins 19 ($M) 2014 2015 2016 Segment Profit $6,696 $7,256 $7,186 Stock Compensation Expense (1) (187) (175) (184) Repositioning and Other (1, 2) (634) (576) (679) Pension Ongoing Income (1) 254 430 601 Pension Mark-to-Market Expense (1) (249) (67) (273) OPEB (Expense) Income (1) (49) (40) 32 Operating Income $5,831 $6,828 $6,683 Segment Profit $6,696 $7,256 $7,186 ÷ Sales $40,306 $38,581 $39,302 Segment Profit Margin % 16.6% 18.8% 18.3% Operating Income $5,831 $6,828 $6,683 ÷ Sales $40,306 $38,581 $39,302 Operating Income Margin % 14.5% 17.7% 17.0% (1) Included in cost of products and services sold and selling, general and administrative expenses. (2) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

Reconciliation of EPS to EPS, Excluding Pension Mark - to - Market and Debt Refinancing Expenses 20 2014 (1) 2015 (2) 2016 (3) EPS $5.33 $6.04 $6.20 Pension Mark-to-Market Expense 0.23 0.06 0.28 Debt Refinancing Expense - - 0.12 EPS, Excluding Pension Mark-to-Market and Debt Refinancing Expenses $5.56 $6.10 $6.60 (1) Utilizes weighted average shares of 795.2 million. Pension mark-to-market expense uses a blended tax rate of 28.1%. (2) Utilizes weighted average shares of 789.3 million. Pension mark-to-market expense uses a blended tax rate of 36.1%. (3) Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3% and debt refinancing expense uses a tax rate of 26.5%

Reconciliation of Net Income to Net Income, Excluding Pension Mark - to - Market and Debt Refinancing Expenses 21 ($M) 2015 (1) 2016 (2) Net Income, Attributable to Honeywell $4,768 $4,809 Pension Mark-to-Market Expense, Net of Tax 43 215 Debt Refinancing Expense, Net of Tax - 93 Net Income, Excluding Pension Mark-to-Market and Debt Refinancing Expenses $4,811 $5,117 (1) Pension mark-to-market expense uses a blended tax rate of 36.1%. (2) Pension mark-to-market expense uses a blended tax rate of 21.3% and debt refinancing expense uses a tax rate of 26.5%.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow 22 ($B) 2014 2015 2016 Cash Provided by Operating Activities $5.1 $5.5 $5.5 Expenditures for Property, Plant and Equipment (1.1) (1.1) (1.1) Free Cash Flow $4.0 $4.4 $4.4